REGISTRATION RIGHTS AGREEMENT

         This Agreement, dated as of March ___, 1998, is entered into by and among Aviation Sales Company, a Delaware corporation (the "Company"), and the stockholders of the Company, who are more particularly identified on signature pages attached hereto (collectively, the "Stockholders").

         WHEREAS, the Company has entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, by and among the Company, WHC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company, and Whitehall Corporation, a Delaware corporation ("Whitehall"); and

         WHEREAS, pursuant to the terms of the Merger Agreement, the Stockholders shall receive an aggregate of _____ shares of Common Stock, $.001 par value per share (the "Common Stock"), of the Company, which are "restricted securities" (as defined in Rule 144 under the Securities Act), and the Company has agreed to provide the Stockholders with certain registration rights with respect to such shares;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                  "COMMISSION" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "COMMON STOCK" means the common stock, par value $.001 per share, of the Company.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

                  "MANAGING UNDERWRITERS" shall mean the investment bank or investment bankers and the manager or managers that shall administer any underwritten offering pursuant to this Agreement.

                  "REGISTRATION EXPENSES" means the expenses described in
Section 6.

                  "REGISTRABLE SHARES" shall mean shares of Common Stock issued to the Stockholders pursuant to the Merger Agreement and any other shares of capital stock of the Company issued in respect of such shares as a result of stock splits, stock dividends, reclassification, recapitalizations, mergers, consolidations or similar events. References in this Agreement to amounts or percentages of Registrable Shares as of or on any particular date shall be deemed to refer to amounts or percentages after giving effect to any applicable events contemplated by the preceding sentence.

                  "REGISTRATION STATEMENT" shall mean any registration statement of the Company, including, without limitation, a Shelf Registration Statement, on any form (to be selected by the Company) for which the Company then qualifies and which permits the secondary resale thereunder of Registrable Shares. The term Registration Statement shall also include all exhibits and financial statements and schedules and documents incorporated by reference in such Registration Statement when it becomes effective under the Securities Act, and in the case of the references to the Registration Statement as of a date subsequent to the effective date, as amended or supplemented as of such date.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

                  "SELLING STOCKHOLDER" shall mean any Stockholder whose Registrable Shares are included at the request of such Stockholder in any Registration Statement filed pursuant this Agreement.

                  "SHELF REGISTRATION" shall mean a registration effected pursuant to Section 2.

                  "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement pursuant to the provisions of Section 2 of this Agreement of the Company, which covers any of the Registrable Shares, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "STOCKHOLDER" shall mean a Stockholder (as defined in the preamble to this Agreement) or any transferee of Registrable Shares, including, without limitation, any affiliate of Cambridge Capital Fund, L.P. or Baker Nye, L.P. if such transferee has executed a counterpart hereof at the time of the transfer to such transferee, unless the Registrable Shares held by such transferee are acquired in a public distribution pursuant to a registration statement under the Securities Act.

         2.       SHELF REGISTRATION.

                  a. Within 30 days from the closing date of the Merger, the Company shall prepare and file with the Commission a Shelf Registration Statement for the offering and sale of Registrable Shares on a delayed or continuous basis. The section of the Shelf Registration Statement entitled "Plan of Distribution" shall be prepared in accordance with the requirements of Item 508 of Regulation S-K promulgated by the Commission under the Securities Act and shall provide that the Registrable Shares may be distributed in the manner set forth in the corresponding section of the

Company's prospectus, dated December 4, 1997, included in the Company Registration Statement on Form S-3 (No. 333-40429). Once the Company has filed the Shelf Registration Statement, the Company shall use its commercially reasonable best efforts to have the Commission declare the Shelf Registration Statement effective. Upon the Shelf Registration Statement being declared effective by the Commission, the Company will use its commercially reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended under the Securities Act until the date on which the last of the Registrable Shares are eligible to be offered and sold without registration under the Securities Act (and without volume or manner of sale restrictions or limitations) (the "Effectiveness Period").

                  b. If at any time or from time to time any of the Selling Stockholders desires to sell Registrable Shares covered by a Shelf Registration Statement in an underwritten offering, the Managing Underwriters shall be selected by the holders of a majority of the Registrable Shares included in such offering; provided, that such Managing Underwriters shall be reasonably satisfactory to the Company.

                  c. The Company shall not permit any securities other than Registrable Shares to be included in the Shelf Registration Statement.

         3.       REQUIRED REGISTRATIONS.

                  a. Upon the Company's failure to file, to have declared effective or to have maintained the effectiveness of a Shelf Registration Statement throughout the Effectiveness Period, in accordance with the terms and conditions of this Agreement (a "Shelf Registration Default"), the holder(s) of a majority of the Registrable Shares shall have the right, any time after the Shelf Registration Default, to request registration (a "Demand Registration") under the Securities Act, of any and all Registrable Shares, upon the terms, and subject to the conditions, set forth herein.

                  b. One or more Stockholders holding a majority of the Registrable Shares may elect to exercise the right to request a Demand Registration pursuant to this Section 3 by furnishing the Company with written notice thereof (a "Demand Notice") which sets forth the number of Registrable Shares requested to be registered and such Stockholder's intended method of distribution of such Registrable Shares. Upon receipt by the Company of a Demand Notice, the Company shall promptly notify each other Stockholder in writing of the Demand Notice received by the Company. Upon receipt of such notice from the Company (the "Company Notice"), each such Stockholder may give the Company a written request to register all or some of such Stockholder's Registrable Shares in the registration described in the Company Notice, provided that such written request is given within twenty (20) days after the date on which the Company Notice is given (with such request stating (i) the amount of Registrable Shares to be included, (ii) such Stockholder's intended method of distribution of such Registrable Shares and (iii) any other information reasonably requested by the Company to properly effect the registration of such Registrable Shares). The Company shall as soon as practicable after the date on which the Company Notice is given, but in no event more than 45 days from receipt by the Company of the Demand Notice, file with the Commission and use its commercially reasonable best efforts to promptly cause to become effective a Registration Statement which shall cover the Registrable Shares specified in the Demand Notice and in any written request from any other Stockholder received by the Company within twenty (20) days from the date on which the Company Notice is given.

                  c. If so requested by the Selling Stockholders who own a majority of the Registrable Shares requesting registration, the public offering or distribution of Registrable Shares pursuant to a Demand Registration shall be pursuant to a firm commitment underwriting, the Managing Underwriters of which shall be an investment banking firm selected and engaged by the Selling Stockholders (subject to the approval of the Company, which approval shall not be unreasonably withheld).

                  d. The Company shall not be required to effect more than two registrations pursuant to this Section 3. In addition, the Company shall not be required to effect any registration (other than on Form S-3 or any successor form relating to secondary offerings) within 180 days after the effective date of any other Registration Statement of the Company.

                  e. If at the time of any request to register Registrable Shares pursuant to this Section 3, the Company is engaged or has fixed plans to engage within 30 days of the time of the Demand Notice in a registered public offering as to which the Stockholders may include Registrable Shares pursuant to
Section 4 or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, or such registration would, in the good faith judgment of the Board, require a disclosure which would be detrimental to the Company, then the Company may at its option direct that such request be delayed for a period not in excess of six months from the effective date of such offering or 180 days from the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any 18-month period.

         4.       PIGGY-BACK REGISTRATION.

                  a. Upon a Shelf Registration Default, the holders of the Registrable Shares shall have piggy-back registration rights as provided for herein. In the event that piggy-back rights are available hereunder, whenever the Company proposes to file a Registration Statement (other than pursuant to Section 3, on Form S-8 or relating to any registered exchange offer) it will, prior to such filing, give written notice to all Stockholders of its intention to do so and, upon the written request of a Stockholder or Stockholders given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Stockholder or Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; PROVIDED,

HOWEVER, that the Company shall have the right postpone or withdraw any registration effected pursuant to this Section 4 without any obligation to any Stockholder whatsoever.

                  b. In connection with any registration under this Section 4 involving an underwritten offering, the Company shall not be required to include any Registrable Shares in such registration unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If, in the opinion of the Managing Underwriter, it is appropriate because of marketing factors to limit the number of Registrable Shares to be included in the offering, then the Company shall be required to include in the registration only that number of Registrable Shares, if any, which the Managing Underwriter believes should be included therein, and shall be entitled to include before such Registrable Shares up to the number of shares of Common Stock to be issued by the Company in the offering. If the number of Registrable Shares to be included in the offering in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration and other holders of securities entitled to be included in such registration shall participate in the registration pro rata based upon their total ownership of shares of Common Stock.

         5. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

                  a. prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

                  b. as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it but not more than 9 months after the effective date and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or 120 days after the effective date thereof; PROVIDED, HOWEVER, that with respect to a Shelf Registration Statement pursuant to Section 2, the Company shall keep the Shelf Registration Effective during the entire Effectiveness Period;

                  c. as expeditiously as possible furnish to each Selling Stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder; and

                  d. as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or blue sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Stockholder; PROVIDED, HOWEVER, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

                  e. in the case of a Shelf Registration, make available for inspection by special counsel to the Selling Stockholders ("Special Counsel") and any Managing Underwriters and their counsel all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable the Stockholders and such Managing Underwriters to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by Special Counsel, such Managing Underwriters and their counsel in connection with such Registration Statement. Records which the Company determines, in good faith, to be confidential and as to which it notifies Special Counsel, any Managing Underwrites and their counsel are confidential shall not be disclosed by such counsel or such Managing Underwriters unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement and such counsel has given the Company prior written notice of the proposed release and has afforded the Company an opportunity to amend the Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction and such counsel has given the Company prior written notice of the proposed release pursuant to such subpoena or other order and has afforded the Company an opportunity to contest the same, (c) the disclosure of such Records is required by any governmental regulatory body with jurisdiction over any Selling Stockholder whose Registrable Shares are covered by such Registration Statement and such counsel has provided prior written notice to the Company of the proposed disclosure and has afforded the Company an opportunity to contest the same or (d) the information contained in such Records has already become public other than through the fault of such counsel or such Managing Underwriters;

         If the Company has delivered preliminary or final prospectuses to the Selling Stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Stockholders and, if requested, the Selling Stockholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the Selling Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Shares.

         6. ALLOCATION OF EXPENSES. The Company will pay all Registration Expenses of all registrations under this Agreement. For purposes of this Section 6, the term "Registration Expenses" shall mean all expenses to be incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company, state blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Selling Stockholders' Special Counsel.

         7.       INDEMNIFICATION AND CONTRIBUTION.

                  a. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Selling Stockholder of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company will reimburse such Selling Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, (i) in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Selling Stockholder, underwriter or controlling person specifically for use in the preparation thereof or (ii) which untrue statement was corrected by the Company and delivered to the Selling Stockholder prior to consummation of the sale by the Selling Stockholder resulting in such loss, claim, damage or liability.

                  b. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that such statement or omission was made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Company by and on behalf of such Selling Stockholder specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; PROVIDED, HOWEVER, that the obligations of such Selling Stockholders hereunder shall be limited to an amount equal to the proceeds to each Selling Stockholder of Registrable Shares sold in connection with such registration.

                  c. Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, HOWEVER, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7, except to the extent that such delay prejudices such indemnifying party. The Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

                  d. If the indemnification provided for under this Section 7 is unavailable to or insufficient to hold the Indemnified Party harmless under subparagraphs (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein for any reason other than as specified therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Party on the other from the subject offering or distribution or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other hand shall be deemed to be in the same proportion as the net proceeds of the offering or other distribution (after deducting expenses) received by the Indemnifying Party bears to the net proceeds of the offering or other distribution (after deducting expenses) received by the Indemnified Party. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) the Company or the Selling Stockholder, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, the relative benefits received by each party from the sale of the Registrable Shares and any other equitable considerations appropriate under the circumstances. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         8. INDEMNIFICATION WITH RESPECT TO UNDERWRITTEN OFFERING. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2 or 3, the Company agrees to (i) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering, and (ii) provide such other documents and agreements customarily delivered by an issuer in an underwritten public offering, including, without limitation, customary opinions of counsel and accountant "cold comfort" letters.

         9. INFORMATION BY STOCKHOLDER. Each Stockholder including Registrable Shares in any registration shall furnish to the Company such information regarding such Stockholder and the distribution proposed by such Stockholder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         10. TERMINATION. All of the Company's obligations to register Registrable Shares under this Agreement shall terminate on the tenth anniversary of this Agreement.

         11. GENERAL.

             a. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given if sent by registered or certified mail, first class postage prepaid, return receipt requested, to the address of such parties set forth on the signature pages of this Agreement or such other future address as may be specified by any party by notice to all of the other parties. Such communications may also be given by personal delivery, by facsimile or by regular mail, but shall be effective only if and when actually received.

                  b. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                  c. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of the Company and each of the Stockholders. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. A party hereto may waive the performance of any covenant for its benefit (either generally or in a particular instance and either retroactively or prospectively), PROVIDED, HOWEVER, that no such waiver shall be effective unless in writing and signed by such party.

                  d. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  e. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  f. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                  g. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the successors, assigns and transferees of each of the parties hereto.

                                                   *   *   *   *









                                        [SIGNATURES ON THE FOLLOWING PAGES]

         IN WITNESS WHEREOF, the Company and the Stockholders have executed this Agreement this _____ day of _________, 1998.

                                  COMPANY

                                  AVIATION SALES COMPANY

                                  By:
                                     ------------------------------------------
                                      Dale S. Baker, President

                                           ADDRESS FOR NOTICE:

                                           6905 N.W. 25th St.
                                           Miami, Florida  33122
                                           Telecopy:  (305) 599-6610

                                           WITH A COPY TO:

                                           Akerman, Senterfitt & Eidson, P.A.
                                           1 S.E. Third Ave., Suite 2800
                                           Miami, Florida  33131
                                           Attention:  Philip B. Schwartz, Esq.

                                  STOCKHOLDERS

                                  CAMBRIDGE CAPITAL FUND L.P.

                                  By:
                                     ------------------------------------------
                                     George F. Baker, General Partner

                                           ADDRESS FOR NOTICE:

                                           767 Fifth Avenue
                                           New York, NY  10152
                                           Telecopy:  (212) _________

                                        WITH A COPY TO:

                                        Baker & Botts, L.L.P.
                                        599 Lexington Avenue
                                        New York, NY
                                        Attention: Lee D. Charles, Esq.

                               BAKER NYE, L.P.

                               By:
                                  ----------------------------------
                                  George F. Baker, General Partner

                                        ADDRESS FOR NOTICE:

                                        767 Fifth Avenue
                                        New York, NY  10152
                                        Telecopy:  (212) _________

                                        WITH A COPY TO:

                                        Baker & Botts, L.L.P.
                                        599 Lexington Avenue
                                        New York, NY
                                        Attention: Lee D. Charles, Esq.

                                        -------------------------------
                                        George F. Baker


                                        -------------------------------
                                        Bruce R. Conway


                                        -------------------------------
                                        Arthur H. Hutton


                                        -------------------------------
                                        John J. McAtee, Jr.

                                        -------------------------------
                                        Jack S. Parker


                                        -------------------------------
                                        Lewis S. White


                                        -------------------------------
                                        John H. Wilson

                                                                      EXHIBIT A

STOCKHOLDERS                                                  REGISTRABLE SHARES
------------                                                  ------------------

Cambridge Capital Fund, L.P.
Baker Nye, L.P.
George F. Baker
Bruce C. Conway
Arthur H. Hutton

John J. Mcatee, Jr.
Jack S. Parker
Lewis S. White
John H. Wilson

         Total


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